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                                                                  Exhibit 99.2



ITEM II.  MANAGEMENTS DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING INFORMATION

The Company and its subsidiaries, and their representatives, may make written or oral statements from time to time, including statements contained in the Company's filings with the Securities and Exchange Commission, and in its reports to shareholders, including this annual report, which constitutes or contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, or by the SEC in its rules, regulations, and releases.

All statements, other than statements of historical facts, included in this annual report, regarding the Company's financial position, operating and strategic initiatives, and addressing industry developments, are forward-looking statements. In any forward-looking statement where the Company, or its management, express an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. But there can be no assurance that the statement of expectation or belief will result, be achieved, or be accomplished. Factors which could cause actual results to differ materially from those anticipated, include but are not limited to, general economic, financial and business conditions; competition in the product enhancement industry (particularly the hot stamping sector); the availability and cost of raw materials; the success and costs of the Company's consolidation and integration efforts; the availability and terms of capital; the business abilities and judgment of personnel; the costs and effects of legal proceedings; the impacts of unusual items resulting from ongoing evaluations of business strategies; and changes in business strategy.

RECENT INFORMATION - On November 17, 1998 the Company entered into a definitive agreement (the Merger Agreement") with Holopak Technologies, Inc., pursuant to which the parties agreed, subject to stockholder approval and other conditions, to merge (the "Merger") the Company with Holopak Technologies, Inc. Foilmark will continue as the survivor of the merger. When the merger is completed, Holopak shareholders will receive 1.11 shares of Foilmark common stock, par value of $0.01 per share, plus $1.42 in cash for each share of Holopak common stock. The merger is expected to close in the first half of 1999, subject to customary conditions and approval of the merger by stockholders of both Foilmark and Holopak.

RESULTS OF CONTINUING OPERATIONS

Fiscal 1998 compared to Fiscal 1997

NET SALES for the year ended December 31, 1998 declined to $30.9 million, from $33.4 million in fiscal 1997. The decrease in revenues of $2.5 million or 7.5% was due primarily to a non-recurring sale of specialized equipment aggregating $1.9 million in 1997. Total foil sales, including holographic, in 1998 decreased $1.2 million from 1997, due primarily to the reduction in export sales of general hot stamping foils (as a result of Asian manufacturers utilizing their excess capacity) and a decline in sales of the FHI holographic division as a result of a shift in ordering patterns, from the first half of the year to the second half, which was not replaced by additional business.

However, sales of pad print machinery and supplies increased by 8.0% to $6.7 million up from $6.2 million in fiscal 1997. The increase in sales was attributable in large part to the reorganization of the sales force instituted at the end of 1997, by employing dedicated direct salesmen selling Foilmark products exclusively.

GROSS PROFIT in 1998 declined 5.8% to $9.0 million from $9.6 million in 1997. The reduction in gross profit was directly related to the $2.5 million decline in net revenues. Gross profit as a percentage to sales increased slightly in 1998 to 29.3 % up from 28.8% in 1997. The improvement in gross margin resulted primarily from core foil products constituting a greater percentage of sales as compared to 1997, which included a non-recurring sale of specialized equipment at a significantly lower gross profit. Additionally, gross profit margins in hot stamping foils improved in the second half of 1998 over 1997 due to the cost reduction program instituted in June 1998.

The FHI holographic division operated at virtually no gross profit due to the low sales volume in 1998, and expenses associated with the start up of new embossing machines and the development and testing of new products that have not as yet been marketed. Gross profit from pad print machinery and supplies were virtually the same in 1998 as in 1997 despite a sales increase of $500,000. Gross profit as a percentage of sales, declined to 35.8% from 38.4% in 1997 primarily as a result of various manufacturing problems related to pad printing machinery orders, which delayed shipment and increased the cost to manufacture.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased by $1.09 million or 16.1% in 1998 over fiscal 1997. Of the increase $150,000 was due to a marketing campaign, initiated by the Company in 1998, to promote product awareness and recognition. In addition, changes were made in the marketing and sales organization to

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improve coverage of the various product lines. These changes increased selling expenses, commissions and customer service salaries by $550,000 in 1998 over 1997.

OPERATING INCOME declined to $1,181,478 for the year ended December 31, 1998 compared to $2.82 million for the year ended December 31, 1997. The decrease in operating income was attributable to the loss in gross profit as a result of the $2.5 million decline in net sales and the increase of $1.09 million in selling, general and administrative expenses compared to 1997.

INTEREST EXPENSE for the year ended December 31, 1998 was $726,265 compared to $403,201 for the comparable 1997 period. The increase in interest expense was due to the increased financing requirements of continuing operations to fund operations and capital expenditures.

INCOME TAX EXPENSE totaled $121,834 for the twelve months ended December 31, 1998 compared to $983,519 for the year ended December 31,1997. The effective tax rates were 26% and 40% for the 1998 and 1997 years. The decrease in the effective tax rate is due to a reduction in state income taxes and a refund of approximately $60,000 from a prior year.

NET INCOME AND EARNINGS PER SHARE from continuing operations were $356,742 or $0.09 per share for the fiscal year ended December 31, 1998. All earnings per share data is basic and fully diluted. Net income and earnings per share from continuing operations for the year ended December 31, 1997 was $1,475,279, or $0.35 per share. For the fiscal year ended December 31, 1997 the Company incurred a net loss of $0.80 per share after giving effect to a loss from discontinued operations of $4,786,476, or $1.15 per share.

Net income and earnings per share for the 1998 year were adversely affected by a general softness in the standard hot stamping foil product sales that existed for most of the year, especially in the foreign sales area, and a decline in sales volume for the FHI Holographic division for the first six months of the year. Additionally, total revenues declined in 1998 compared to 1997 as a result of the $1.9 million non-recurring sale of specialized equipment in 1997.


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Fiscal 1997 compared to Fiscal 1996
NET SALES for the year ended December 31, 1997 increased 12.4% to $33.4 million, from $29.7 million in 1996. Foil sales accounted for all of the increase, expanding to $27.4 million from $23.2 million in prior year, an increase of 19.1%. Included in the 1997 total, and foil sales, was $1.9 million in equipment to manufacture, convert and apply hot stamping foils and holographic products, which the Company previously announced will no longer continue to manufacture or sell due to excessive demands placed on the Company's resources. Excluding the $1.9 million from the 1997 total and foil sales, the increase over 1996 would have been 6.1% and 10.8% respectively.

The increase in foil sales was due primarily to the strengthening demand for foil products that existed, for most of 1997, compared to the soft market conditions of 1996, coupled with the universal acceptance and demand for the recently introduced "OG" series hot stamping foil product line. Additionally, the Company experienced an 84% increase in sales of the Foilmark Holographic division products.

Pad print machinery and supplies declined by 7.7% to $6.0 million, down from $6.5 million in 1996. The decline in pad printing machinery sales was directly related to the soft market for pad print machines that existed for most of 1997. Sales for machinery supplies continued to expand in 1997, and increased by 24% over 1996. In order to offset the decline in machinery sale, the Company has reorganized the sales force by employing dedicated direct salesmen, selling Foilmark products exclusively.

GROSS PROFIT increased by $1,918,537, or 25.0%, for the year ended December 31, 1997, compared to 1996. Gross profit, as a percentage to sales, improved to 28.8% in 1997, from 25.9% for the comparable twelve-month period in 1996.

The improvement in gross profit resulted from increased revenues, improved manufacturing efficiencies at the hot stamping foil manufacturing plant, continuing expense reductions, availability of the state-of-the-art metallizer for the full year, and increased contributions from the Foilmark Holographic division.

Gross profit from pad print machinery and supplies declined by $265,111 as a direct result of the 7.7% decline in net sales, and the decrease in gross profit percentage to sales to 37.7% in 1997 from 41.0% in 1996.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES declined by $197,861, or 2.8%, for the year ended December 31, 1997, compared to 1996. The reduction was due primarily to changes made in the Company's marketing strategies. At the beginning of 1997, the direct outside sales force was expanded, with a corresponding reduction in the number of manufacturer's representatives. This strategy provided the Company with more cost- effective sales coverage. In addition, the $1.9 million sale to China had relatively no associated selling, general and administrative expenses, which together with the change in marketing strategy, resulted in a decline

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as a percentage to sales to 20.3% in 1997 from 23.5% in 1996.

OPERATING INCOME increased by 299%, to $2,823,877 for the year ended December 31, 1997, compared to $707,479 for the year ended December 31, 1996. The primary reason for the increase in income from continuing operations was the return to profitability for the foil group, which accounted for all of the income from operations. In addition, the state-of-the-art metallizer was available for manufacturing for all of 1997. The ongoing cost reductions due to efficient operation of the new production equipment, new cost effective formulations and reduction in selling expenses also contributed to the increase in income from operations.

INTEREST EXPENSE for 1997, at $403,201, was $196,306 less than the 1996 expense, or a decline of 32.7%. As a percentage to sales, interest expense decreased to 1.2% for the year ended December 31, 1997, from 2.0% for the comparable 1996 period. The decline in interest expense was partially due to a reduction in bank debt of $2.2 million during 1997.

PROVISION FOR INCOME TAXES for the year ended December 31, 1997, was $983,519, based on income from continuing operations before taxes of $2,458,798, compared to $131,073 on pre-tax income of $319,692 for 1996. The effective tax rate used was 40.0% and 41.0%, respectively, for the 1997 and 1996 years.

NET INCOME from continuing operations for the year ended December 31, 1997, was $1,475,279, compared to $188,619 for the year ended December 31, 1996. The increase in net income was directly attributable to the 12.4% increase in net sales, a 25.0% increase in gross profit, and a 13.6% decrease in selling, general and administrative expenses as a percentage of net sales.

As a result of the loss from discontinued operations, the total net loss for 1997 was $3,311,197, or $0.80 per share, compared to a total net loss of $1,040,126 or $0.25 per share in 1996.

DISCONTINUED OPERATIONS

In October 1997, Foilmark announced that it was discontinuing the manufacture of hot stamping machinery and related equipment in order to focus on its hot stamping foil and holographic film, as well as its pad printing machinery and supply products.

The total loss from discontinued operations, net of tax benefit was $4,786,476, or $1.15 per share for the year ended December 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES - At December 31, 1998 the Company had a total of $5,500,000 outstanding under the revolving line of credit, a decrease of $1,095,944 from December 31, 1997. The Company was in compliance with all the financial covenants under the revolving line of credit, with the exception of the tangible net worth provision. The credit agreement required the Company to have tangible net worth of $11,750,000 at December 31, 1998. At that date the Company had tangible net worth of $11,386,521. The Company has received a waiver from the bank dated February 18, 1999 for this covenant through March 31, 1999. Based on the Company's projections, it believes it will be in compliance with this covenant as modified by the waiver.

Cash generated by operations in 1998 was used to invest in property, plant and equipment, amounting to $1,272,092, and to reduce total debt by $1,710,089. The Company expects that cash from operations and the existing credit facility will be sufficient to meet its operating needs for the foreseeable future.

In connection with the Merger, Foilmark expects to pay to HoloPak stockholders the cash portion of the merger consideration from working capital of the combined businesses and from drawing on its revolving line of credit with Fleet National Bank.

OTHER MATTERS

YEAR 2000 - Management believes that substantially all of its computer systems are, or will be, year 2000 compliant, as a result of the most recent upgrades. The Company has performed an assessment of its Year 2000 readiness and established an implementation plan to address Year 2000 issues. The areas assessed were the Company's financial, operational and information systems. The majority of the Company's products do not include software, or have embedded microprocessors, and of those that do, all have been determined to be Year 2000 compliant. As a result of the assessment phase, the Hewlett-Packard Unix platform on which the company operates its software needs an upgrade in order to be Y2K compliant. The cost of the upgrade is approximately $10,000. The new server is expected to be installed, tested and operational in the 2nd quarter of 1999. The cost of the server is approximately $100,000. The Company currently does not believe that either it's a Year 2000 issues, or any future costs necessary to ensure the Company's Year 2000 readiness will have a material effect on its business, results of operations, or financial condition. The estimated costs to complete the Year 2000 remediation are approximately $100,000. Foilmark has incurred approximately $12,000 in connection with Year 2000 remediation. Foilmark believes that the remaining $88,000 in expected costs for hardware upgrades will be incurred in the second and third quarters of 1999.

In the event that the Company's hardware is not replaced or modified in time, the most likely worst case scenario would affect the IT manufacturing system. If the operating system could not correctly handle 2000 and beyond, then any database function that gets its date from " today " will be inaccurate. This would still pose only minor problems, since all billing, shipping, invoicing and reporting is done with a manual date entry and

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allows for the selection of date ranges which can be correctly entered.

None of Foilmark's manufacturing equipment or products are date sensitive. Hot stamping foils and supplies have no computerized equipment embedded in them, and pad-printing machines have no date sensitive embedded microprocessors. The Company's new network hardware is fully compliant and not date sensitive.

Foilmark has sent out Year 2000 questionnaires to suppliers, customers and critical service providers. Evaluations of Foilmark's critical suppliers will be completed by the end of March 1999. Although Foilmark cannot control external suppliers' and customers' ability to be Year 2000 compliant, it can certainly express its concerns for not being compliant. The questionnaire assesses whether the suppliers and customers are compliant, and whether and to what extent they will be compliant prior to January 1, 2000. If respondents indicate non-compliance, Foilmark intends to assess the consequences and included any steps it deems necessary in its contingency plan, which is expected to be complete not later than September 30, 1999.

Foilmark is in the process of creating a contingency plan to address internal and external issues specific to Year 2000 compliance. These plans will include performing certain processes manually, changing suppliers and increasing inventory levels. The Company expects to complete its contingency plan by 3rd quarter of 1999.

Year 2000 compliance has been a senior management priority for some time. The company believes that it has more state of the art technology, which will not need as comprehensive a program as companies with older systems. Nevertheless, the Company can not reasonably predict the effect on its operations if its customers, vendors and service providers are not Y2K compliant. Although senior management does not think this will be the case, the impact on the Company's business could have a negative effect on 1st quarter 2000 results.

EFFECTS OF INFLATION - During the two-year period ended December 31, 1998, inflation did not have a significant impact on the Company's operations. However, there can be no assurance that the Company's business will not be affected by inflation in the future.

RECENT ACCOUNTING PRONOUNCEMENTS - The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Standards Number 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and hedging, requiring recognition of all derivatives as either assets or liabilities in the statement of financial position measured at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The effect of adopting SFAS 133 is not expected to have a material impact on the Company's financial condition, results of operations or cash flows.

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